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                                                                    EXHIBIT 10.3



                          INSITUFORM TECHNOLOGIES, INC.

                            LONG-TERM INCENTIVE PLAN


         1. PURPOSE. The purpose of the Insituform Technologies, Inc. Long-Term Incentive Plan (the "PLAN") is to provide members of the senior management of Insituform Technologies, Inc. (the "COMPANY") and its affiliates with long-term incentive compensation based on the level of achievement of financial and other performance criteria. The Plan is intended to focus the key employees on the critical measures of the Company's success and to reward such employees for achieving such key measures of the Company's success.

         2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

         "AWARD" shall mean a cash payment (whether paid currently or deferred), or a grant of a "benefit" (other than a stock option) pursuant to the Equity Plan.

         "BOARD" shall mean the Board of Directors of the Company.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMMON STOCK" shall mean the Class A common stock, par value $0.01 per share, of the Company.

         "COMPENSATION COMMITTEE" shall mean the Compensation Committee of the Board (or any successor committee), which committee shall consist solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.

         "COVERED EMPLOYEE" shall mean a "covered employee" within the meaning of Section 162(m) of the Code.

         "EQUITY PLAN" shall mean the Insituform Technologies, Inc. 2001 Employee Equity Incentive Plan and any successor plan of the Company.

         "PARTICIPANT" shall mean any executive of the Company who is eligible to participate in accordance with Section 3 of this Plan.

         "PERFORMANCE PERIOD" shall mean any period of at least one year designated as a Performance Period by the Compensation Committee.

         "PERFORMANCE AWARD" shall mean an Award level that may be paid if certain performance goals are achieved in the Performance Period.


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         3. ELIGIBILITY. The Participants in this Plan for any Performance
Period shall be comprised of each employee of the Company who is a Covered Employee during such Performance Period, or who may be a Covered Employee as of the end of a tax year for which the Company would claim a tax deduction in connection with payment of compensation to such employee during such Performance Period, and who is designated individually or by class to be a Participant for such Performance Period by the Compensation Committee at the time a Performance Award is established for such employee.

         4. AWARDS.

            (a) The Compensation Committee shall establish objective performance goals in writing not later than 90 days after the beginning of each Performance Period. The performance goals will be based on one or more of the following business criteria: stock price, sales, return on equity, book value, expense management, earnings per share, free cash flow, net income, individual performance and business unit performance. The Compensation Committee will specifically define such terms at the time it establishes the performance goals. Such performance goals shall be sufficiently detailed and objective so that a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant pursuant to such Performance Award formula.

            (b) The Compensation Committee shall also establish the Performance Award payable to a Participant if the performance goals are achieved. The payment of any Award shall be subject to achievement of the performance goals. The Compensation Committee may, in its discretion, reduce the amount of any Award based on such criteria as it shall determine. Awards shall be paid as soon as practical after the Compensation Committee has certified that the performance goals for the Performance Period have been achieved.

            (c) Prior to the payment of any Award, the Compensation Committee shall certify in writing that the performance goals applicable to such Award were met.

            (d) The Compensation Committee shall have the power to impose such other restrictions on Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code, the regulations promulgated thereunder, and any successors thereto.

            (e) The maximum aggregate amount of compensation that may be paid to a Participant in any fiscal year of the Company pursuant to one or more Performance Awards under this Plan shall not exceed the Maximum Amount for such fiscal year. If the Maximum Amount (including carryforwards under this sentence) for a fiscal year exceeds the amount paid to a Participant in that year, such excess shall be carried forward and added to the Maximum Amount for the succeeding fiscal year. For this purpose, the Maximum Amount for a fiscal year shall be $2,000,000 for the 2001 fiscal year, and, for each succeeding fiscal year, 110% of the Maximum Amount for the immediately preceding year (determined without regard to any carryforward); and compensation shall be treated as paid when such compensation would be



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allowable as a deduction under Chapter 1 of the Code (without regard to Section
162(m) of the Code).

         5. FORM OF PAYMENT. An Award shall be paid in the form of cash, or in the form of a "benefit" in accordance with an award pursuant to the Equity Plan.

         6. TIME OF PAYMENT. An Award for a Performance Period normally shall be paid as soon as administratively feasible after the Compensation Committee certifies in writing that the performance goals applicable to such Award were met. However, a Participant may elect to defer receipt of such a payment in accordance with the terms of the Insituform Technologies, Inc. Senior Management Voluntary Deferred Compensation Plan or any successor plan.

         7. OTHER CONDITIONS.

            (a) No person shall have any claim to an Award under the Plan. There is no obligation of uniformity of treatment of Participants under the Plan. Awards under the Plan may not be assigned or alienated.

            (b) Neither the Plan, nor any action taken hereunder, shall be construed as giving to any Participant the right to be retained in the employ of the Company or an affiliate.

            (c) The Company or any affiliate shall have the right to deduct from any Award to be paid under the Plan any federal, state or local taxes required by law to be withheld with respect to such payment.

         8. PLAN ADMINISTRATION.

            (a) The Compensation Committee shall have full discretionary power to administer and interpret the Plan and to establish rules for its administration. In making any determinations under or referred to in the Plan, the Compensation Committee shall be entitled to rely on opinions, reports or statements of employees of the Company and its affiliates and of counsel, public accountants and other professional or expert persons.

            (b) The Plan shall be governed by the laws of the State of Missouri and applicable federal law.

         9. MODIFICATION OR TERMINATION OF PLAN. The Board may modify or terminate the Plan at any time, effective at such date as the Board may determine.

         10. STOCKHOLDER APPROVAL. This Plan shall be subject to approval by the affirmative vote of a majority of the shares of Common Stock cast in a separate vote of the stockholders of the Company at the 2001 Annual Meeting of Stockholders, and such stockholder approval shall be a condition to the right of a Participant to receive any Award hereunder.



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                                  CERTIFICATION

         The undersigned hereby certifies that this Plan was duly adopted by the Board at its meeting on March 19, 2001, and by the stockholders of the Company at the Annual Meeting on May 10, 2001.

                                     By:  /s/ Thomas A. A. Cook
                                          -----------------------------------
                                     Name:    Thomas A. A. Cook
                                     Title:   Vice President and General Counsel

                                     Date:    July 16, 2001






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